Exhibit 99

FOR IMMEDIATE RELEASE, MONDAY, OCTOBER 29, 2007

October 29, 2007

Contact:	Teresa Sherman, Director of Shareholder Relations
Telephone:	(304) 530-0526
Email:	tsherman@summitfgi.com

SUMMIT FINANCIAL GROUP ANNOUNCES SECOND HALF 2007 SEMI-ANNUAL DIVIDEND

MOOREFIELD, WV – October 29, 2007 -- SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF), a $1.3 billion financial holding company headquartered in Moorefield, West Virginia, today announces its second half 2007 semi-annual cash dividend.  The dividend will be $0.17 per share and is payable on December 17, 2007 to shareholders of record as of December 3, 2007.  This dividend combined with the dividend paid in the first half of 2007 represents a total cash dividend of $0.34 per share for the year, an increase of 6.25% over the $0.32 per share paid in 2006.

Summit operates fifteen banking locations through its wholly owned community bank, Summit Community Bank headquartered in Moorefield, West Virginia.  In addition, Summit also operates Summit Insurance Services, LLC.